As filed with the Securities and Exchange Commission on June 4, 2019

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

COMSTOCK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	04-1667468
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034

(Address of Principal Executive Offices)

Comstock Resources, Inc.
2019 Long-term Incentive Plan

(Full title of the plan)

M. Jay Allison

Chairman of the Board of Directors and Chief Executive Officer

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(Name and address of agent for service)

(972) 668-8800

(Telephone number, including area code, of agent for service)

___________________

With copies to:

Jack E. Jacobsen

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

(214) 740-8000

___________________

Indicate by check number whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.50 par value per share	7,500,000 shares	$4.45	$33,375,000.00	$4,045.05

(1)

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock as may be offered or issued as a result of stock splits, stock dividends, or similar transactions.

(2)

The offering price per share, aggregate offering price and registration fee with respect to the shares of common stock of Comstock Resources, Inc. (the "Company"), par value $0.50 per share (the "Common Stock"), issuable pursuant to the Comstock Resources, Inc. 2019 Long-term Incentive Plan described herein have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on June 3, 2019 as reported in the consolidated reporting system of the New York Stock Exchange.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Comstock Resources, Inc., a Nevada corporation (the “Company”), to register 7,500,000 shares of the Company’s common stock, par value $0.50 per share (the “Common Stock”), for issuance under the Comstock Resources, Inc. 2019 Long-term Incentive Plan (the “2019 Plan”). The Company previously filed a registration statement on Form S-8 on May 19, 2009 to register the Comstock Resources, Inc. 2009 Long-term Incentive Plan, amended and restated as of November 8, 2016 (the “2009 Plan”). On May 31, 2019 at the 2019 Company Annual Meeting, the Company’s shareholders approved the 2019 Plan, which resulted in the amendment, restatement and merger of the 2009 Plan with and into the 2019 Plan, which the Company’s board of directors had previously adopted, subject to such shareholder approval. The 2019 Plan provides, among other things, that the aggregate number shares of Common Stock that will be available for the grant of awards under the 2019 Plan shall be 7,500,000 shares of Common Stock, including the (i) 7,500,000 shares registered on this registration statement and (ii) the number of authorized shares of Common Stock remaining available for grant under the Company’s 2009 Plan as of May 31, 2019 (the “Effective Date”). In addition, any shares subject to awards under the 2009 Plan outstanding at the Effective Date that subsequently terminate by expiration, forfeiture, cancellation or to be settled in cash pursuant to the terms of the 2009 Plan shall no longer be distributable under the 2009 Plan and shall be available for award under the 2019 Plan.

Pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of the Company’s prior registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 7, 2016 (Registration No. 333-214945), September 29, 2015 (Registration No. 333-207180) and May 19, 2009 (Registration No. 333-159332) except as otherwise updated or modified by this registration statement.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The documents containing the information specified in "Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the 2019 Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Commission either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents filed with the Commission:

(a)	The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2018;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(c)	The Company’s Current Reports on Form 8-K as filed with the Commission on February 4, 2019, February 21, 2019, May 9, 2019 and June 3, 2019.

(d)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above; and

(e)

The description of the Common Stock contained in the Company's registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the Commission on December 6, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.Description

4	Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-112100) filed on January 22, 2004).

5*	Opinion of Locke Lord LLP.

23.1*	Consent of Locke Lord LLP (See Exhibit 5).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Lee Keeling & Associates, Inc.

24*	Power of Attorney (included on the signature page of this registration statement).

99*	Comstock Resources, Inc. 2019 Long-term Incentive Plan Effective as of May 31, 2019.

_____________

* Filed herewith

(Signature Page Follows)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on June 4, 2019.

COMSTOCK RESOURCES, INC.

By:	/s/ ROLAND O. BURNS
President, Chief Financial Officer, Secretary and Director
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes M. Jay Allison and Roland O. Burns, and each of them, with full power to act without the other, to sign and file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints M. Jay Allison and Roland O. Burns, and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ M. JAY ALLISON M. Jay Allison	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 4, 2019

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 4, 2019

/s/ ELIZABETH B. DAVIS Elizabeth B. Davis	Director	June 4, 2019

/s/ MORRIS E. FOSTER Morris E. Foster	Director	June 4, 2019

/s/ JIM L. TURNER Jim L. Turner	Director	June 4, 2019